UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 14, 2016

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On October 14, 2016, ADDvantage Technologies Group, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that it had on such date, completed its acquisition of the net assets of Triton Miami, Inc. (“Triton Miami”), a provider of quality used telecommunication networking equipment. The Company formed a new subsidiary called ADDvantage Triton, LLC (“Triton”).  The acquisition of Triton Miami included approximately $6.5 million in upfront payments, as well as $2.0 million in deferred payments over the next three years. In addition, the Company will make future annual earn-out payments equal to 60% of Triton’s annual EBITDA in excess of an EBITDA target of $1.2 million per year over the next three years. The transaction is expected to be accretive to ADDvantage’s overall margins and EBITDA in the current fiscal year. A copy of the press release was furnished as Exhibit 99.1 to the Original Form 8-K.

This Current Report on Form 8-K/A is being filed with the SEC to provide the disclosures required by Item 9.01 of Form 8-K, including the required historical financial information of Triton Miami and the required Pro Forma financial statements, and amends and supplements the Original Form 8-K.

Except as otherwise provided herein, the other disclosures made in the Original Form 8-K remain unchanged.

Item 9.01   Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Exhibit 99.1 Audited balance sheet and the related statements of income, stockholders’ equity and cash flows of Triton Miami, Inc. as of and for the years ended December 31, 2015 and 2014, and the notes related thereto and the related independent auditor's report of Morrison, Brown, Argiz, & Farra, LLC.

Exhibit 99.2 Unaudited balance sheet as of September 30, 2016, and statements of income and statements of cash flows for the nine months ended September 30, 2016 and 2015 of Triton Miami, Inc., and the notes related thereto.

(b) Pro Forma Financial Information.

Exhibit 99.3 Unaudited pro forma condensed combined balance sheet and statement of income of ADDvantage Technologies Group, Inc. and Triton Miami, Inc. for the year ended September 30, 2016. and the notes related thereto.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit 2.1 Asset Purchase Agreement by and among Triton Miami, Inc., Ross Himber, Bruce Tappen and Kevin Sadovnik and ADDvantage Triton, LLC dated as of October 14, 2016, incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 20, 2016.

Exhibit 23.1 Consent of Morrison, Brown, Argiz, & Farra, LLC.

Exhibit 99.1 Audited balance sheet and the related statements of income, stockholders’ equity and cash flows of Triton Miami, Inc. as of and for the years ended December 31, 2015 and 2014, and the notes related thereto and the related independent auditor's report of Consent of Morrison, Brown, Argiz, & Farra, LLC.

Exhibit 99.2 Unaudited balance sheet as of September 30, 2016, and statements of income and statements of cash flows for the nine months ended September 30, 2016 and 2015 of Triton Miami, Inc., and the notes related thereto.

Exhibit 99.3 Unaudited pro forma condensed combined balance sheet and statement of income of ADDvantage Technologies Group, Inc. and Triton Miami, Inc. for the year ended September 30, 2016 and the notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
Date: December 23, 2016
By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description
2.1 23.1 99.1 99.2 99.3
Asset Purchase Agreement by and among Triton Miami, Inc., Ross Himber, Bruce Tappen and Kevin Sadovnik and ADDvantage Triton, LLC dated as of October 14, 2016, incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 20, 2016.

Consent of Morrison, Brown, Argiz, & Farra, LLC.

Audited balance sheet and the related statements of income, stockholders’ equity and cash flows of Triton Miami, Inc. as of and for the years ended December 31, 2015 and 2014, and the notes related thereto and the related independent auditor's report of Morrison, Brown, Argiz, and Farra, LLC.

Unaudited balance sheet as of September 30, 2016, and statements of income and statements of cash flows for the nine months ended September 30, 2016 and 2015, of Triton Miami, Inc., and the notes related thereto.

Unaudited pro forma condensed combined balance sheet and statement of income of ADDvantage Technologies Group, Inc. and Triton Miami, Inc. for the year ended September 30, 2016 and the notes related thereto.